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Exhibit 16.2            SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                          YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


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

                                                    BALANCE AT         ADDITIONS
                                                    BEGINNING          CHARGED TO                  BALANCE AT
                                                     OF YEAR            EXPENSE      DEDUCTIONS*   END OF YEAR
ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE
  1998                                                40,000             185,000        140,000       85,000
  1997                                                   -                54,000         14,000       40,000
  1996                                                                                                  -

VALUATION ALLOWANCE ON DEFERRED TAX ASSETS
  1998                                               812,000           1,067,000            -       1,879,000
  1997                                                   -               812,000            -         812,000
  1996                                                   -                   -              -             -

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*Deductions represent amounts written off against the allowance, net of recoveries.